                                                                    EXHIBIT 24.2

The Board of Directors
Akashic Memories Corporation:

We consent to the incorporation by reference in the registration statement
(No. 33-95230) on Form S-8 on StorMedia, Inc. of our report dated February 23,1998, with respect to the consolidated balance sheet of Akashic Memories Corporation and subsidiaries as of December 28, 1997, and the related consolidated statement of operations, and cash flows for the year ended December 28, 1997, which report appears in the Form 8-K of StorMedia, Inc. dated March 13, 1998.

(signed) KPMG Peat Marwick LLP




Mountain View, California
March 13, 1998